EXHIBIT 1.2


                                   EXHIBIT "B"

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES FILED UNDER THE ACT, OR AN EXEMPTION FROM REGISTRATION, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH LAWS ARE COMPLIED WITH. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED PRIOR TO ____________, 2004 AND THE REGISTERED HOLDER OF THIS WARRANT, BY ITS/HIS/HER ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT PRIOR TO THAT DATE.

VOID AFTER 5:00 P.M., BOULDER, COLORADO TIME, ON  __________________ , 2007


Warrant to subscribe for and purchase ________________________ shares of Common Stock, $0.01par value, of

                            CAPSOURCE FINANCIAL, INC.

This is to Certify That,

FOR ONE HUNDRED DOLLARS ($100) AND OTHER VALUE RECEIVED, PUBLIC SECURITIES, INC., a Washington Corporation, (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from CAPSOURCE FINANCIAL, INC, a Colorado Corporation ("Company"), at any time on or after , 2004, and not later than 5:00 p.m., Boulder, Colorado Time, on ____________, 2007, a total of XXXXX shares of Common Stock of the Company ("Securities") exercisable at a purchase price of $2.45 for the Securities . The number of Securities to be received upon the exercise of this Warrant and the price to be paid for the Securities may be adjusted from time to time as hereinafter set forth. The purchase price of a Security in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is or may be one of a series of Warrants identical in form issued by the Company to purchase an aggregate of _______Shares of Common Stock. The Securities, as adjusted from time to time, underlying the Warrants are hereinafter sometimes referred to as "Warrant Securities". The Company has granted this Warrant pursuant to the terms and conditions of the Underwriting Agreement entered into between the Company
and Holder as of February   , 2003 relating to the initial public offering of
the Company's Common Stock pursuant to a Registration Statement on Form SB-2 under the Securities Act of 1933 declared effective on December 30, 2002 (the "Registration Statement").

(1.) Exercise of Warrant. Subject to the provisions of Section (7) hereof, this Warrant may be exercised in whole or in part at anytime or from
         time to time on or after             , 2004, but not later than 5:00
         p.m., Boulder, Colorado Time



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         on __________________, 2007, or if __________________, 2007 is a day on
         which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Securities as specified in such Form, together with all federal and state taxes applicable upon such exercise. During the term of this Warrant, the Company agrees that the Holder shall be entitled to participate in any tender offer being made for the Securities and to so notify the Holder within a reasonable time of such tender offer no later than the third business day after the day the Company becomes aware that any tender offer is being made for the Securities. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Securities purchasable hereunder not purchased. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the total Exercise Price, the Holder shall be deemed to be the holder of record of the Securities issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Securities shall not then be actually delivered to the Holder.

(2.) Reservation of Securities. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Securities as shall be required for issuance or delivery upon exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

(3.) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

         (a) If the Securities are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or,

         (b) If the Securities are not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid


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                  and asked prices reported by the National Association of
                  Securities Dealers Automated Quotation System (or, if not so quoted on NASDAQ or quoted by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or (c) If the Securities are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

(4.) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Securities purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated until after one year from the effective date of the Registration Statement except that it may be (i) assigned in whole or in part to the officers of the "Underwriter(s)", and (ii) transferred to any successor to the business of the "Underwriter(s)." Any such assignment shall be made by surrender of this Warrant to the Company, or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary. Each successive holder of this Warrant, or any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(5.) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(6.) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for equivalent securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(7.) Adjustment of Exercise Price and Number of Shares of Common Stock Deliverable.

         (A)

                  (i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein call a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price of the Common Stock issuable upon the exercise of the Warrant in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of
                           (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares, and (b) the consideration, if any, received by the Company upon such issuance, subdivision or combination by
                           (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

                           For the purposes of any adjustment to be made in accordance with this Section (7) the following provisions shall be applicable:

                           (I) Shares of Common Stock issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                           (II) The number of shares of Common Stock at any one time outstanding shall not be deemed to include the number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  (ii) Upon each adjustment of the Exercise Price pursuant to this Section (7), the number of shares of Securities purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Securities purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

         (B) In case of any reclassification or change of outstanding Securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation other than a merger with a "Subsidiary" (which shall mean any corporation or corporations, as the case may be, of which capital stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time capital stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries) or by the Company and one or more Subsidiaries in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the principal office of the Company a statement signed on its behalf by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (7)(A). The above provisions of this Section (7)(B) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (C) Irrespective of any adjustments or changes in the Exercise Price or the number of Securities purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall (unless the Company shall exercise its option to issue new Warrant Certificates pursuant hereto) continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder as expressed in the Warrant Certificates when the same were originally issued.

         (D) After each adjustment of the Exercise Price pursuant to this Section (7), the Company will promptly prepare a certificate signed on its behalf by the President or Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of Securities purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate in the Company's minute books and cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (i) Intent of Provisions. Notwithstanding any provision to the contrary, if any event occurs as to which, in the opinion of the Board of Directors of the Company, the other provisions of this Section 7 are not strictly applicable or if strictly applicable, would not fairly protect the rights of the Holders' Warrant in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) which shall give its opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the Holders. Upon receipt of such opinion by the Board of Directors of the Company, the Company shall forthwith make the adjustments described therein.

         (E) No adjustment of the Exercise Price shall be made as a result of or in connection with the issuance or sale of Securities if the amount of said adjustment shall be less than $0.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

         (F) In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend consisting solely of shares of Common Stock or otherwise distribute to its stockholders any assets, property, rights, or evidences of indebtedness, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the Securities or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, or evidences of indebtedness, that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section (7).

                  (G)

                           (G.1) Right to Exercise on a Net Issuance Basis. In lieu of exercising this Warrant for cash, the Holder shall have the right to exercise this Warrant or any portion thereof (the "Net Issuance Right") into Common Stock as provided in this Section G.1 at any time or from time to time during the period specified on page one of this Warrant Agreement, hereof by the surrender of this Warrant to the Company with a duly executed and completed Exercise Form marked to reflect net issuance exercise. Upon exercise of the Net Issuance Right with respect to a particular number of shares of the Securities subject to this Warrant and noted on the Exercise Form (the "Net Issuance Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Net Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from (B) the aggregate fair market value of the Net Issuance Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Net Issuance Exercise Date (as herein defined) by (Y) the fair market value one share of Common Stock on the Net Issuance Exercise Date (as herein defined). Expressed as a formula as shown below, such net issuance exercise shall be computed as follows: X = B-A / Y Where: X = the number of shares of Common Stock that may be issued to the Holder, Y = the fair market value ("FMV") of one share of Common Stock as of the Net Issuance Exercise Date, A = the aggregate Exercise Price (i.e. the product determined by multiplying the Net Issuance Warrant Shares by the Exercise Price) and B = the aggregate FMV (i.e. the product determined by multiplying the FMV by the Net Issuance Warrant Shares).

                           (G.1.2) Determination of Fair Market Value. For purposes of this Section G.1.2, "fair market value" of a share of Common Stock as of the Net Issuance Exercise Date shall mean:

                                    (i)      if the Net Issuance Right is
                                             exercised in connection with and
                                             contingent upon a Public Offering,
                                             and if the Company's registration
                                             Statement relating to such Public
                                             Offering has been declared
                                             effective by the SEC, then the
                                             initial "Price to Public" specified
                                             in the final Prospectus with
                                             respect to such offering.


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                                    (ii)     if the Net Issuance Right is not
                                             exercised in connection with and
                                             contingent upon a Public Offering,
                                             then as follows:

                                         (a) If traded on a securities exchange,
                                             the fair market value of the Common
                                             Stock shall be deemed to be the
                                             last reported sale price or if no
                                             reported sale takes place, the
                                             average of the last reported sale
                                             prices for the last three (3)
                                             trading days prior to the Net
                                             Issuance Date;

                                         (b) If traded on the Nasdaq National
                                             Market or the Nasdaq Small Cap
                                             Market, the fair market value of
                                             the Common Stock shall be deemed to
                                             be the average of the last reported
                                             sale price of the common Stock on
                                             such Market over the last three (3)
                                             trading days prior to the Net
                                             Issuance Exercise Date;

                                         (c) If traded over-the-counter other
                                             than on the Nasdaq National market
                                             or the Nasdaq SmallCap Market, the
                                             fair market value of the Common
                                             Stock shall be deemed to be the
                                             average of the midpoint between the
                                             closing bid and ask prices of the
                                             Common Stock over the 3-day trading
                                             period prior to the Net Issuance
                                             Exercise Date; and,

                                         (d) If there is no public market for
                                             the Common Stock, then the fair
                                             market value shall be determined by
                                             mutual agreement of the
                                             Warrantholder and the Company, and
                                             if the Warrantholder and the
                                             Company are unable to so agree, at
                                             the Company's sole expense, by an
                                             investment banker of national
                                             reputation selected by the Company
                                             and reasonably acceptable to the
                                             Warrantholder.

(8.) Piggyback Registration. If, at any time commencing one year from the effective date of the registration statement and expiring four (4) years thereafter, the Company proposes to register any of its securities under the Securities Act of

         1933, as amended (the "Act") (other than in connection with a merger or pursuant to Form S-8, S-4 or other comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Holder or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty
         (20) days after receipt of any such notice of its or their desire to include the resale of any such securities in such proposed registration statement, the Company shall afford each of the Underwriter and such Holders of the Warrants and/or Warrant Securities the opportunity to have the resale of any such Warrant Securities registered under such registration statement. In the event any underwriter underwriting the sale of securities registered by such registration statement shall limit the number of securities includable in such registration by shareholders of the Company, the number of such securities shall be allocated pro rata among the holders of Warrants and the holders of other securities entitled to piggyback registration rights. Notwithstanding the provisions of this Section, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

(9.)     Demand Registration.

         (a) In the event that: (i) counsel satisfactory to the Underwriter is of the opinion that the Net Issuance Exercise of this Warrant by the Underwriter as provided in Section 7(G.1) is not permissible; (ii) the Company is eligible to file a registration statement on Form S-3 under the Securities Act of 1933, (iii) Company Counsel is unable to furnish the opinion letter under section 16, and (iv) the Company has received or will receive the payment of $50,000 of the Exercise Price of this Common Stock Purchase Warrant in cash, then upon the demand of the Underwriter at any time commencing at least one year from the effective date of the Registration Sstatement and expiring four (4) years thereafter, provided that the conditions of subparagraphs (i) through (iv) above have been satisfied, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section (8) hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement on Form S-3 and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

         (b) The Company covenants and agrees to give written notice of any registration request under Section 9(a) by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten (10) days from the date of the receipt of any such registration request.

         (c) In addition to the registration rights under this Section (9) at any time commencing one year after the effective date of the registration statement and expiring four (4) years thereafter, the Holders of Representative's Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine
                  (9) consecutive months by such Holders of its Warrant Securities; provided, however, that the provisions of Section
                  (9)(a) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

(10.) Covenants of the Company With Respect to Registration. In connection with any registration under Section (8) or (9) hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 8 and 9(a), hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section (10)(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure.


         (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for resale under the securities or blue sky laws of such states as are reasonably requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be resold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), from and against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement relating to the offering.

         (e) The Holder(s) of the Warrant Securities to be resold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
                  Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

         (f) The Holder(s) may exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (g) The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section (9) hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section (9) hereof, other than a secondary offering of equity securities of the Company, without the prior written consent of the Holders of the Warrants and Warrant Securities representing a Majority of such securities.

         (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (x) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (y) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

         (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
                  Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

         (j)

         (k) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty (50%) of the then outstanding Warrants and Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

(11.) Buy-Out of Registration Demand. In lieu of carrying out its obligations to effect a Piggyback Registration or Demand Registration of any registrable securities pursuant to the Section, the Company may carry out such obligation by offering to purchase and purchasing such Registrable Securities requested to be registered in an amount in cash equal to the difference between (a) 95% of the last sale price of the Common Stock on the day the request for registration is made and (b) the Exercise Price in effect on such day; the purchase transaction closing within three (3) business days; provided however, that the Holder or Holders may decline such request rather than accept such offer by the Company.

(12.) Conditions of Company's Obligations. The Company's obligation under Sections 9 and 10 hereof shall be conditioned as to each such public offering, upon a timely receipt by the Company in writing of: information as to the terms of such public offering furnished by or on behalf of the Holders making a public distribution of their Warrant Securities.

(13.) Continuing Effect of Agreement. The Company's agreements with respect to the Warrant Securities in this Warrant will continue in effect regardless of the exercise or surrender of this Warrant.

(14) Notices. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed to him or sent to 300 North Argonne Road, Suite 202, Spokane, Washington 99212, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to Fred Boethling, President, 2305 Canyon Boulevard, Suite 103, Boulder, CO 80302. The Company may change its address by written notice to the Holder.

(15) Limited Transferability. The Warrant may be divided or combined, upon request to the Company by the Warrant holder, into a certificate or certificates evidencing the same aggregate number of Warrants. The Warrant may not be offered, sold, transferred, pledged or hypothecated in the absence of any effective registration statement as to such Warrant filed under the Act, or an exemption from the requirement of such registration, and compliance with the applicable federal and state securities laws. The Company shall permit the Holder or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.

(16) Transfer to Comply With the Securities Act of 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrants and on each certificate representing Warrant Securities, or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Sections (8) or (9) hereof; unless counsel satisfactory to the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary: "The warrants represented by this certificate are restricted securities and may not be offered for sale, sold or otherwise transferred unless an opinion of counsel satisfactory to the Company is obtained stating that such offer, sale or transfer is in compliance with state and federal securities law. With respect to Warrant Securities that have not theretofore been subject to a registration statement pursuant to Sections 8 or 9 hereof, upon request, the Company will arrange at its expense to have an opinion of counsel satisfactory to the Company issued, which will provide that to the extent Warrant Securities were acquired through the Net Issuance Exercise of this Warrant as provided in Section 7(G.1) without the payment of any cash, the Holder's date of acquisition of such Warrant Securities will be the date of acquisition of the Warrant. The issuance of any opinion relating to the transferability of any Warrant or Warrant Securities will be conditioned upon the Holder providing evidence satisfactory to such counsel of the proper acquisition and exercise of this Warrant, the completion and filing of all forms or other documents required to comply with federal and state securities laws and the continued applicability of the current interpretation of Rule 144(d)(3)(ii) as expressed in items 4, 61 and 64 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. The Company will provide upon request to any Holder a list of the registered holders of Warrants. Such costs and expenses of Counsel shall be at its sole cost and expense The Company represents and warrants, it will not hinder, delay or impede in any fashion, the assignment and/or exercise of the this Warrant, the issuance of any underlying securities, and/or the resale of such underlying securities. To effect such transaction, the Company shall cause such legal opinions to issue in a timely and professional manner upon demand by the Underwriter.

(17) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to conflict of law principles.

(18.) Amendment. This Warrant may not be amended except in a writing signed by each Holder and the Company.

(19.) Severability. If any provisions of this Warrant shall be held to be invalid or unenforceable, such invalidity or enforceability shall not affect any other provision of this Warrant.

(20.) Survival of Indemnification Provisions. The indemnification provisions of this Warrant shall survive until , 2013.

(21) Company to Provide Reports. Etc. While this Warrant Certificate remains outstanding, the Company shall mail to the persons in whose name this Warrant Certificate is registered copies of all reports and correspondence which the Company mails to its stockholders.

(22) Representations and Warranties of Holder. The Holder hereby represents and warrants to the Company:

         (a) The Holder understands that this Warrant Certificate and the Common Shares to be issued herein, HAS NOT BEEN APPROVED OR DlSAPPROVED BY TME UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF COLORADO, OR ANY OTHER STATE SECURITIES AGENCIES.

         (b) This Warrant Certificate and the Common Stock to be issued herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company and the prior opinion of counsel for the Company, that such disposition will not violate Federal and/or State Securities Acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

         (c) To the extent that any Federal and/or State Securities laws shall require, the Holder hereby agrees that any shares acquired pursuant to this Warrant Certificate shall be without preference as to dividends, assets, or voting rights and shall have no greater or lesser rights per share than the securities issued for cash or its equivalent.

         (d) This Warrant is subject in all respects to the terms and provisions of an Underwriting Agreement between the Company and Public Securities, Inc., (the Underwriter therein and the initial Holder hereof), relating to a public offering of the Common Stock and Warrants of the Company dated , 2003.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Company this ____ day of ___________________, 2003.


CAPSOURCE FINANCIAL, INC, INC.

By ______________________________
    Fred Boethling, President

Date:  ______________________________


Attest:

______________________________
Secretary

                                  PURCHASE FORM

The Undersigned hereby exercises the Warrant Certificate to subscribe for and purchase shares of Common Stock, $0.01 par value ("Common Shares"), of CAPSOURCE FINANCIAL, INC, a Colorado Corporation, evidenced by the within the Warrant Certificate and herewith makes payment of the Exercise Price. Kindly issue certificates for the Common Shares in accordance with the instructions given below. The certificate for the unexercised balance, if any, of the within Warrant Certificate will be registered in the name of the undersigned.

Dated:

_____________________________________________________
(Signature)

Instructions for registration of Common Shares


_____________________________________________________
Name (Please print)

_____________________________________________________
Social Security or Other Identifying Number:

_____________________________________________________
Address:

_____________________________________________________
Street

_____________________________________________________
City, State and Zip Code

HOLDER:

PUBLIC SECURITIES, INC.

By:      ____________________________________________

Title:   President

Instructions for registration of certificate representing the unexercised balance of Warrant (if any)

_____________________________________________________
Name (Please print)

_____________________________________________________
Social Security or Other Identifying Number:

_____________________________________________________
Address:

_____________________________________________________
Street

_____________________________________________________
City, State and Zip Code

                               FORM OF ASSIGNMENT
                (to be executed by the registered holder hereof)

FOR VALUE RECEIVED, _____________________ does hereby sell, assign and transfer unto __________________ the right to purchase shares of the Common Stock of the Company, $0.01 par value ("Common Shares"), of CAPSOURCE FINANCIAL, INC, aColorado Corporation, evidenced by the within Warrant, and does hereby irrevocably constitute and appoint __________________ attomey, to transfer such right on the books of the Company with full power of substitution in the premises.

DATED:    __________________________    , 200__


_____________________________________________________
(Signature)


_____________________________________________________
(Signature guaranteed)